Exhibit 99.1

TIVITY HEALTH REPORTS FIRST QUARTER 2022 RESULTS

———————————

NASHVILLE, Tenn. (May 5, 2022) - Tivity Health, Inc. (Nasdaq:TVTY) (the “Company”), a leading provider of healthy life-changing solutions, including SilverSneakers®, today announced financial results for the first quarter ended March 31, 2022.

Richard Ashworth, President and Chief Executive Officer, commented, “Tivity Health’s first quarter results were driven by our continued growth in physical and virtual visits and highlight the important and growing role our brands play in the lives of our members.”

First Quarter Highlights

•	Revenue from continuing operations increased 18.0% to $127.5 million during the first quarter of 2022, compared to $108.1 million for the first quarter of 2021;
•

Income from continuing operations was $0.6 million, which included a non-cash unrealized net loss of $22.4 million related to the Company’s equity ownership in Sharecare and a non-cash unrealized net gain of $4.3 million on de-designated interest rate swaps;

•	Adjusted EBITDA from continuing operations was $37.4 million, compared to $41.2 million in the first quarter of 2021;
•	In-person SilverSneakers visits totaled 16.9 million for the first quarter of 2022, compared to 11.2 million in the prior year, and 16.5 million for the fourth quarter of 2021;
•	Virtual visits were 1.1 million in the first quarter of 2022, an increase of 67% compared to the fourth quarter of 2021.

TVTY Reports First Quarter Results

May 5, 2022

First Quarter 2022 Financial Information

Dollars in millions, except per-share data

See pages 10-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended March 31,
	2022	2021

Revenues from Continuing Operations	$127.5	$108.1
Income from Continuing Operations (1)	$0.6	$19.9
Income from Continuing Operations Margin (1)	0.5%	18.5%
Adjusted EBITDA from Continuing Operations (2)	$37.4	$41.2
Adjusted EBITDA from Continuing Operations Margin (2)	29.3%	38.1%
Diluted Earnings Per Share from Continuing Operations (1)	$0.01	$0.40
Adjusted Diluted Earnings Per Share from Continuing Operations (2)	$0.40	$0.40
Cash Flows from Operating Activities	$37.0	$22.6
Free Cash Flow (2)	$32.9	$19.4

(1)

Results for the three months ended March 31, 2022 include an unrealized pretax loss of $22.4 million related to the Company’s equity ownership in Sharecare and an unrealized pretax gain of $5.7 million on de-designated interest rate swaps. There is no net tax impact on the loss related to the Company’s equity ownership in Sharecare due to the existence of valuation allowances for deferred tax assets related to capital loss carryforwards.

(2)

Adjusted EBITDA from continuing operations, adjusted EBITDA from continuing operations margin, adjusted earnings per diluted share from continuing operations, and free cash flow are non-GAAP financial measures. See pages 10-12 for a reconciliation of non-GAAP financial measures.

Revenues in the first quarter of 2022 of $127.5 million increased by $19.4 million, or approximately 18%, compared to the first quarter of 2021, primarily due to continued recovery from the COVID-19 pandemic. SilverSneakers revenue of $96.1 million increased by $16.3 million primarily due to an increase in revenue-generating visits, and Prime Fitness revenue of $25.0 million increased by $2.4 million primarily due to higher average monthly subscribers.

Income from continuing operations for the first quarter of 2022 was $0.6 million, a decrease of $19.3 million compared to the first quarter of 2021.  The results for the first quarter of 2022 reflect a non-cash unrealized net loss of $22.4 million related to the Company’s equity ownership in Sharecare, based on fluctuations in Sharecare’s stock price, and a non-cash unrealized net gain of $4.3 million on de-designated interest rate swaps.

Adjusted EBITDA from continuing operations was $37.4 million for the first quarter of 2022, or 29.3% of revenues, compared to $41.2 million for the first quarter of 2021, or 38.1% of revenues.  The decrease in adjusted EBITDA as a percentage of revenues is primarily due to a lower mix of revenues from per-member-per-month fees for SilverSneakers coupled with an increase in fitness location visit costs for SilverSneakers and Prime Fitness due to an increase in participation levels.

TVTY Reports First Quarter Results

May 5, 2022

Transaction with Stone Point Capital

On April 5, 2022, the Company entered into a definitive agreement to be acquired by funds managed by Stone Point Capital. Under the terms of the agreement, Tivity Health stockholders will receive $32.50 in cash per share at closing.  The transaction with Stone Point Capital creates immediate and substantial value for shareholders while ensuring the Company continues to help SilverSneakers members live healthier, happier and more connected lives as a leading senior fitness and health improvement platform.  This transaction is the culmination of an extensive review of strategic alternatives.  The transaction is scheduled to close in or prior to the third quarter of 2022, subject to the receipt of stockholder approval, regulatory approval and other customary closing conditions.  Following completion of the transaction, Tivity Health will become a privately held company, and its common stock will no longer be traded on Nasdaq.

In light of this pending transaction, the Company will not be hosting an earnings conference call to discuss its results for the quarter and will not be providing or updating previously issued financial guidance.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness and WholeHealth Living®. We help adults improve their health and support them on life’s journey by providing access to in-person and virtual physical activity, social, and mental enrichment programs, as well as a full suite of physical medicine and integrative health services. We continue to enhance the way we direct members along their journey to better health by delivering an insights-driven, personalized, interactive experience. Our suite of services support health plans nationwide as they seek to reduce costs and improve health outcomes. At Tivity Health, we deliver the resources members need to live healthier, happier, more connected lives. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 10-12.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the

TVTY Reports First Quarter Results

May 5, 2022

Company’s statements regarding its future financial performance and financial condition. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the risk that the proposed acquisition of the Company (the “Merger”) may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain regulatory approvals; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel in light of the proposed transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Stone Point to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; potential litigation relating to the Merger that could be instituted against Stone Point, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic; the development, availability, distribution, and effectiveness of vaccines and treatments, and public confidence in such vaccines and treatments; the closure of fitness centers in the Company’s national network (or operational restrictions imposed on such fitness centers), reclosures, and potential additional reclosures or restrictions as a result of surges in positive COVID-19 cases) on the Company’s business, operations or liquidity; the risks associated with changes in macroeconomic conditions (including the impacts of any recession or changes in consumer spending resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic, including variant strains of COVID-19) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in its industry and/or business, as well as to accurately forecast the related impact on its revenues and earnings; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; changes in fair value of the Company’s equity ownership in Sharecare and the expected timing and amount of cash proceeds from any potential disposition of this holding; the expected timing, amount, and impact of any share repurchases made by the Company; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the

TVTY Reports First Quarter Results

May 5, 2022

Company’s resources; the impact of legal proceedings involving the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights, as well as the Company’s ability to maintain insurance coverage with respect to such legal proceedings and claims on terms that would be favorable to the Company; the impact of severe or adverse weather conditions, the current COVID-19 pandemic (including variant strains of COVID-19), and the potential emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s programs; the risks associated with the Company deriving a significant concentration of its revenues from a limited number of our customers, many of whom are health plans; the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in its programs in a manner and within the timeframe it anticipates; the Company’s ability to sign, renew and/or maintain contracts with its customers and/or its fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain active subscribers in its Prime Fitness program; the impact of any changes in tax rates, enactment of new tax laws, revisions of tax regulations, or any claims or litigation with taxing authorities; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement and privacy and security laws; the impact of healthcare reform on the Company’s business; the risks associated with increased focus from investors and other stakeholders regarding ESG practices, which could result in additional costs, regulation, or risks and adversely impact the Company’s reputation, employee recruiting and retention, and willingness of customers and suppliers to do business with the Company; the risks associated with potential failures of the Company’s information systems or those of its third-party vendors, including as a result of telecommuting issues associated with personnel working remotely, which may include a failure to execute on policies and processes in a work-from-home or remote model; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, including those risks that result from the increase in personnel working remotely, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or our information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model by the Company or its third-party vendors during adverse situations (e.g., during a crisis, disaster, or pandemic), which may result in additional costs and/or may negatively impact productivity and cause other disruptions to the Company’s business; the Company’s ability to enforce its intellectual property rights; the risk that the Company’s indebtedness may limit its ability to adapt to changes in the economy or market conditions, expose it to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that

TVTY Reports First Quarter Results

May 5, 2022

may be necessary to support its current or future operations; counterparty risk associated with the Company’s interest rate swap agreements and changes in fair value of certain interest rate swap agreements that no longer qualify for hedge accounting treatment; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY

STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of the Company. Stockholders will be able to obtain the documents (if and when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on the Company’s website, www.tivityhealth.com, under the heading “Investors.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Investor Relations Contact:

Matt Milanovich, VP, Investor Relations and FP&A; (602) 562-2595; matt.milanovich@tivityhealth.com

TVTY Reports First Quarter Results

May 5, 2022

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$92,076	$60,132
Accounts receivable, net	58,011	62,730
Prepaid expenses	5,420	6,465
Income taxes receivable	—	3,095
Investment in equity securities	27,366	49,746
Other current assets	8,308	13,733
Total current assets	191,181	195,901

Property and equipment, net of accumulated depreciation of $47,280 and $44,229, respectively	25,721	25,247
Right-of-use assets	8,811	10,695
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Other assets	5,723	2,969
Total assets	$595,165	$598,541

Current liabilities:
Accounts payable	$25,376	$25,325
Accrued salaries and benefits	4,065	11,825
Accrued liabilities	31,624	28,270
Deferred revenue	3,201	3,371
Income taxes payable	2,774	—
Current portion of lease liabilities	7,388	8,007
Current portion of other long-term liabilities	2,832	10,625
Total current liabilities	77,260	87,423

Long-term debt	379,960	380,504
Long-term lease liabilities	2,072	3,487
Long-term deferred tax liability	7,789	3,183
Other long-term liabilities	137	5,037

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 49,854,631 and 49,800,756 shares outstanding, respectively	50	50
Additional paid-in capital	516,113	514,461
Accumulated deficit	(358,590)	(359,171)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(1,444)	(8,251)
Total stockholders' equity	127,947	118,907
Total liabilities and stockholders' equity	$595,165	$598,541

TVTY Reports First Quarter Results

May 5, 2022

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$127,513	$108,085
Cost of revenue (exclusive of depreciation of $3,065 and $2,531, respectively included below)	78,415	57,285
Marketing expense	2,784	1,231
Selling, general and administrative expenses	10,700	9,696
Depreciation expense	3,206	2,683
Operating income	32,408	37,190

Interest expense	6,993	10,756
Other (income) expense, net	16,685	(1,130)
Total non-operating expense, net	23,678	9,626
Income before income taxes	8,730	27,564

Income tax expense	8,086	7,620
Income from continuing operations	$644	$19,944

Loss from discontinued operations, net of income tax benefit of $21 and $277, respectively	(63)	(808)
Net income	$581	$19,136

Earnings (loss) per share - basic:
Continuing operations	$0.01	$0.41
Discontinued operations	$(0.00)	$(0.02)
Net income	$0.01	$0.39

Earnings (loss) per share - diluted:
Continuing operations	$0.01	$0.40
Discontinued operations	$(0.00)	$(0.02)
Net income	$0.01	$0.38

Comprehensive income	$7,388	$21,938

Weighted average common shares and equivalents:
Basic	49,838	49,222
Diluted	50,557	50,340

TVTY Reports First Quarter Results

May 5, 2022

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Income from continuing operations	$644	$19,944
Loss from discontinued operations	(63)	(808)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,206	2,683
Amortization and write-off of deferred loan costs	492	1,183
Amortization and write-off of debt discount	63	1,077
Share-based employee compensation expense	1,919	2,998
Unrealized gain on derivatives	(5,695)	(1,130)
Unrealized loss on investments in equity securities	22,380	—
Deferred income taxes	2,272	1,454
Decrease (increase) in accounts receivable, net	4,719	(18,978)
Changes in income taxes receivable and payable	5,869	10,217
Decrease in other current assets	1,992	529
Decrease in accounts payable	(945)	(42)
Decrease in accrued salaries and benefits	(7,760)	(3,685)
Increase in other current liabilities	7,553	5,594
Other	369	1,582
Net cash flows provided by operating activities	$37,015	$22,618

Cash flows from investing activities:
Acquisition of property and equipment	$(2,715)	$(1,561)
Settlement on derivatives not designated as hedges	(1,390)	(1,633)
Net cash flows used in investing activities	$(4,105)	$(3,194)

Cash flows from financing activities:
Payments of long-term debt	(1,000)	(63,600)
Payments related to tax withholding for share-based compensation	(472)	(2,502)
Exercise of stock options	205	164
Change in cash overdraft and other	301	(1,443)
Net cash flows used in financing activities	$(966)	$(67,381)

Net increase (decrease) in cash and cash equivalents	$31,944	$(47,957)

Cash and cash equivalents, beginning of period	$60,132	$100,385

Cash and cash equivalents, end of period	$92,076	$52,428

TVTY Reports First Quarter Results

May 5, 2022

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Income from Continuing Operations, GAAP Basis to

Adjusted EBITDA from Continuing Operations, Non-GAAP Basis (in thousands)

	Three Months Ended March 31, 2022	% of Revenue	Three Months Ended March 31, 2021	% of Revenue
Income from continuing operations, GAAP basis	$644	0.5%	19,944	18.5%
Income tax expense	8,086		7,620
Interest expense	6,993		10,756
Depreciation expense	3,206		2,683
EBITDA from continuing operations, non-GAAP basis (1)	$18,929		$41,003
Integration, project, and CEO transition costs (2)	1,737		1,321
Other (income) expense, net (3)	16,685		(1,130)
Adjusted EBITDA from continuing operations, non-GAAP basis (4)	$37,351	29.3%	$41,194	38.1%

(1)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(2)

Integration, project, and CEO transition costs consist of pre-tax charges of $1,737 and $1,321 for the three months ended March 31, 2022 and 2021, respectively, primarily incurred in connection with strategic projects (including the potential Merger) and with the termination of the Company’s former CEO in February 2020 and the hiring of its new CEO in June 2020.

(3)

Other (income) expense consists of pre-tax expense of $16,685 and pre-tax income of ($1,130) for the three months ended March 31, 2022 and 2021, respectively, related to (i) unrealized losses on the Company’s equity ownership in Sharecare during the first quarter of 2022, and (ii) unrealized gains on certain interest rate swap agreements that no longer qualify for hedge accounting treatment (“de-designated swaps”) and require changes in fair value to be recognized each period in current earnings.

(4)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes integration, project, and CEO transition costs and other (income) expense from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports First Quarter Results

May 5, 2022

Reconciliation of Net Cash Flows Provided by Operating Activities, GAAP Basis to

Free Cash Flow, Non-GAAP Basis (in thousands)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net cash flows provided by operating activities, GAAP basis	$37,015	$22,618
Acquisition of property and equipment	(2,715)	(1,561)
Settlement on derivatives not designated as hedges	(1,390)	(1,633)
Free cash flow, non-GAAP basis (5)	$32,910	$19,424

(5)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company believes free cash flow is a useful measure of performance, an indication of the strength of the Company and its ability to generate cash, and the amount of cash that is available to repay debt or make other investments.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Diluted Earnings Per Share (“EPS”) from Continuing Operations, GAAP Basis to

Adjusted EPS from Continuing Operations, Non-GAAP Basis (footnote amounts in thousands)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
EPS from continuing operations, GAAP basis	$0.01	$0.40
Net loss attributable to integration, project, and CEO transition costs (6)	0.03	0.02
Net income per share attributable to other (income) expense, net (7)	0.36	(0.02)
Adjusted EPS from continuing operations, GAAP basis (8)	$0.40	$0.40

(6)

Net loss attributable to integration, project, and CEO transition costs consists of pre-tax charges of $1,737 and $1,321 for the three months ended March 31, 2022 and 2021, respectively, primarily incurred in connection with strategic projects (including the potential Merger) and with the termination of the Company’s former CEO in February 2020 and the hiring of its new CEO in June 2020. The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(7)

Net income attributable to other (income) expense consists of pre-tax expense of $16,685 and pre-tax income of ($1,130) for the three months ended March 31, 2022 and 2021, respectively, related to the Company’s equity ownership in Sharecare and unrealized gains on the Company’s de-designated swaps, as described in Note 3 above.  The tax rate applied to the income related to the de-designated swaps was 25%, which represented the combined estimated U.S. federal and state statutory tax rate. There is no net tax impact on the loss related to the Company’s equity ownership in Sharecare due to the existence of valuation allowances for deferred tax assets related to capital loss carryforwards.

(8)

Adjusted EPS from continuing operations is a non-GAAP financial measure.  The Company excludes net (income) loss per share attributable to integration, project, and CEO transition costs and other (income) expense from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations in isolation or as a substitute for EPS from continuing

TVTY Reports First Quarter Results

May 5, 2022

operations determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies. Figures may not add due to rounding.